Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Patrick J. Moore and Charles A. Hinrichs, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign Annual Reports on Form 10-K and all required interim reports and to file the same, with all exhibits thereto, and other documents in connection therewith, regarding Smurfit-Stone Container Corporation, a Delaware corporation, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ PATRICK J. MOORE	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
Patrick J. Moore

/s/ CHARLES A. HINRICHS	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Charles A. Hinrichs

/s/ PAUL K. KAUFMANN	Senior Vice President and Controller (Principal Accounting Officer)
Paul K. Kaufmann

/s/ JAMES R. BORIS	Director
James R. Boris

/s/ CONNIE K. DUCKWORTH	Director
Connie K. Duckworth

/s/ ALAN E. GOLDBERG	Director
Alan E. Goldberg

/s/ WILLIAM T. LYNCH, JR.	Director
William T. Lynch, Jr.

/s/ JAMES J. O’CONNOR	Director
James J. O’Connor

/s/ JERRY K. PEARLMAN	Director
Jerry K. Pearlman

/s/ THOMAS A. REYNOLDS, III	Director
Thomas A. Reynolds, III

/s/ EUGENE C. SIT	Director
Eugene C. Sit

/s/ WILLIAM D. SMITHBURG	Director
William D. Smithburg

Date:       February 27, 2008